ChampionX Increases Quarterly Dividend by 13 Percent

THE WOODLANDS, Texas, February 16, 2023 – ChampionX Corporation (Nasdaq: CHX) (“ChampionX” or the “Company”) announced today its Board of Directors has declared an increased regular quarterly dividend of $0.085 per share on the Company’s common stock, par value $0.01 per share, to be paid on April 28, 2023, to shareholders of record on April 7, 2023.

“Consistent with our commitment to returning excess capital to shareholders, I am pleased to announce that we are increasing our regular cash dividend by 13%, which reflects our demonstrated best-in-class free cash flow generation capability and our focus on creating value for our shareholders through a disciplined capital allocation framework,” ChampionX’s President and Chief Executive Officer Sivasankaran “Soma” Somasundaram said.

About ChampionX

ChampionX is a global leader in chemistry solutions, artificial lift systems, and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely, efficiently, and sustainably around the world. ChampionX’s expertise, innovative products, and digital technologies provide enhanced oil and gas production, transportation, and real-time emissions monitoring throughout the lifecycle of a well. To learn more about ChampionX, visit our website at www.championX.com.

Forward-Looking Statements

This news release contains statements relating to future actions and results, which are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, ChampionX's market position and growth opportunities. Forward-looking statements include statements related to ChampionX’s expectations regarding the performance of the business, financial results, liquidity and capital resources of ChampionX. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, changes in economic, competitive, strategic, technological, tax, regulatory or other factors that affect the operations of ChampionX’s businesses. You are encouraged to refer to the documents that ChampionX files from time to time with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” in ChampionX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in ChampionX’s other filings with the SEC. Readers are cautioned not to place undue reliance on ChampionX’s forward-looking statements. Forward-looking statements speak only as of the day they are made and ChampionX undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Investor Contact:
Byron Pope – byron.pope@championx.com – 281-602-0094

Media Contact:
John Breed – john.breed@championx.com – 281-403-5751